                                                                     EXHIBIT 3.5

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                   ----------------------------------------

                           ARTICLES OF INCORPORATION

                                       OF

                              CH4 MARKETING, INC.

                   ----------------------------------------
                   ----------------------------------------


                                  ARTICLE ONE

     The name of the Corporation is CH4 MARKETING, INC.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000). The shares shall have a par value of One Dollar.

                                  ARTICLE FIVE

     The Corporation will not commence business until it has received consideration equal to or exceeding the value of

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                           ARTICLES OF INCORPORATION
                          CH4 MARKETING, INC., PAGE 1

$1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.

                                  ARTICLE SIX

     The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

                         Douglas H. Miller
                         9400 North Central Expressway, Suite 500
                         Dallas, Texas  75231

                                 ARTICLE SEVEN

     The number of initial Directors is three (3). The names and addresses of the initial Directors are:

                         Douglas H. Miller
                         9400 North Central Expressway, Suite 500
                         Dallas, Texas  75231

                         P. W. Eubank
                         9400 North Central Expressway, Suite 500
                         Dallas, Texas  75231

                         Keith Cooper
                         9400 North Central Expressway, Suite 500
                         Dallas, Texas  75231

                                 ARTICLE EIGHT

     The name and address of the Incorporator is

                         Marilyn S. Hershman
                         408 W. 17th Street, Suite 101
                         Austin, Texas  78701-1207
                         (512) 474-2002

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                           ARTICLES OF INCORPORATION
                          CH4 MARKETING, INC., PAGE 2

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     IN WITNESS WHEREOF:  I have hereunto set my hand this 10th day of April,
1990.



                                    /s/ MARILYN S. HERSHMAN
                                    --------------------------------------------
                                    Marilyn S. Hershman, Incorporator







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                           ARTICLES OF INCORPORATION
                          CH4 MARKETING, INC., PAGE 3

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

     Pursuant to the provisions of Article 4.01 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the Corporation is CH/4/ Marketing, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 1st day of February, 1991.

     The amendment alters Articles One of the original Articles of Incorporation and the full text of each provision added is as follow:

     "Article One
     "The name of the Corporation is Alliance Natural Gas, Inc."

                                 ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 1,000.

     The number of share entitled to vote thereon was 1,000.

                                  ARTICLE FOUR

     The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.


     DATED this 1st day of February, 1991.



                              /s/ T. W. EUBANK
                              ---------------------------------------
                              T.W. Eubank, President

                              ARTICLES OF MERGER
                                      OF
                       TAURUS ENERGY CORP. WITH AND INTO
                          ALLIANCE NATURAL GAS, INC.


     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, as amended (the "TBCA"), the undersigned domestic corporations, TAURUS ENERGY, CORP., a Texas corporation ("Taurus"), and ALLIANCE NATURAL GAS, INC., a Texas corporation ("Alliance"), adopt the following Articles of Merger for the purpose of merging, in accordance with the provisions of Article 5.01 of the TBCA, and Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     1.  Plan of Merger.  A Merger Agreement (the "Merger Agreement") was
         --------------
adopted in the manner prescribed by Article 5.04 of the TBCA, and provides for the merger (the "Merger") of Taurus with and into Alliance, resulting in Alliance as the surviving corporation (the "Surviving Corporation") under the name "Taurus Energy Corp.", upon the following terms:

     (a) Certificate of Incorporation; Bylaws.

          (i) The Articles of Incorporation of Alliance as in effect immediately prior to the effective time of the Merger (the "Effective Time") shall be the Articles of Incorporation of the Surviving Corporation, except that Article I of Alliance's Articles of Incorporation, immediately upon the Effective Time, shall be amended to read in its entirety as follows:

               "The name of the Corporation is Taurus Energy Corp. (hereinafter referred to as the "Corporation")."

          (ii) The Bylaws of Alliance as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     (b)  Conversion of Securities.

          (i) As of the Effective Time, by virtue of the Merger and without any action on the part of any of the shareholders of Taurus (the "Shareholders"), the holders of shares of common stock, par value $1.00 per share, of Taurus (the "Taurus Stock") then issued and outstanding, shall be entitled to receive for their shares of Taurus Stock held an aggregate of (i) 1.5 million shares of fully paid and nonassessable common stock, par value $ .02 per share, of Coda Energy, Inc. (the "Coda Stock"), upon surrender by such holders of the certificate formerly representing such shares of Taurus Stock, and (ii) $3.25 million in cash, subject to adjustment in certain instances (the "Cash Consideration"). Each shareholder shall be entitled to receive his pro rata share of the Merger Consideration, based upon his respective ownership, as of the Effective Time, of the issued and outstanding Taurus Stock. The Cash Consideration and the Coda Stock are sometimes referred to together as the "Merger Consideration."

          (ii) By virtue of the Merger and without any action on the part of the holders thereof, all shares of Taurus Stock shall no longer be outstanding and shall be canceled and shall cease to exist and each holder of certificates representing shares of Taurus Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive his pro rata share of the Merger Consideration upon the surrender of the certificate(s) representing such shares, or the rights, if any, of a dissenting shareholder under applicable state corporate law.

          (iii) Each share, if any, of Taurus Stock held in the treasury of Taurus immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Taurus, be canceled and retired and cease to exist, and no consideration shall be paid with respect to such Taurus Stock.

     2.   Identification of Parties.  The name of each of the undersigned
          -------------------------
corporations, the type of such corporation and the laws under which such corporation was organized are:

  Name of Corporation         Type of Entity             State of Incorporation
  -------------------         --------------             ----------------------

 Taurus Energy Corp.         Business Corporation                Texas
 Alliance Natural Gas, Inc.  Business Corporation                Texas

     3. Number of Outstanding Shares and Designation by Class. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares and the designation and number of outstanding shares of each class entitled to vote as a class or series on such Merger Agreement are as follows:

                                                               Number of Shares
                                                                Entitled to
                            Number of       Designation of       Vote as a
                             Shares              Class            Class or
Name of Corporation        Outstanding         or Series            Series
- -------------------        -----------      --------------     -----------------
Taurus Energy Corp.          150,000       Common Stock, par       150,000
                                              value $1.00
                                               per share
Alliance Natural Gas,
  Inc.                         1,000       Common Stock, par         1,000
                                              value $1.00
                                               per share

     4. Voting.  As to each of the undersigned corporations, the approval of
       ------
whose shareholders if required, the total number of shares voted for and against the Merger Agreement, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against the Merger Agreement, respectively, are as follows:

                             Number of Shares     Number of Shares Entitled
                             ----------------    to Vote as a Class or Series
                              Total    Total   ---------------------------------
                              Voted    Voted   Class or      Voted        Voted
    Name of Corporation        For    Against   Series        For        Against
    -------------------      -------  -------  --------  --------------  -------
Taurus Energy Corp.          150,000     -0-    Common       150,000        -0-

Alliance Natural Gas, Inc.     1,000     -0-    Common         1,000        -0-

       IN WITNESS WHEREOF, the undersigned parties have duly executed these Articles of Merger as of April 29, 1994.

                                      TAURUS ENERGY CORP.


                                      By:  /s/ T. E. LOHMAN
                                         -----------------------------------
                                           T.E. Lohman
                                           President


                                      ALLIANCE NATURAL GAS, INC.


                                      By:  /s/ GARY R. SCOGGINS
                                         -----------------------------------
                                         Name:  Gary R. Scoggins
                                              ------------------------------
                                         Title:  President
                                               -----------------------------

                   STATEMENT OF CHANGE OF REGISTERED OFFICE
                        OR REGISTERED AGENT OR BOTH BY
                                 A CORPORATION


1.   The name of the corporation is   TAURUS ENERGY CORP.        .
                                    -----------------------------

     The corporation's charter number is   1149663-0             .
                                         ------------------------
2. The address of the registered office as PRESENTLY shown in the records of the Texas secretary of state is: (Please provide street address, city, state and zip code. The address must be in Texas).

                9400 N. Central Expressway, Suite 500
- --------------------------------------------------------------------------------
                Dallas, Texas 75231                                            .
- -------------------------------------------------------------------------------

3.   A.   X    The address of the NEW registered office is: (Please provide
        -----  street address, city, state and zip code. The address must be in
               Texas.)

                    5735 Pineland Drive, Suite 202
                    Dallas, Texas  75231

OR   B.        The registered office address will not change.
        -----
4.   The name of the registered agent as PRESENTLY shown in the records of the
     Texas secretary of state is  DOUGLAS H. MILLER                           .
                                 ---------------------------------------------

5.   A.   X    The name of the NEW registered agent is  Tommie E. Lohman      .
        -----                                          -----------------------

OR   B.        The registered agent will not change.
        -----
6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by:

                    (Profit corporations may select A or B)
                (Non-Profit corporations may select A, B, or C)

     A.        The board of directors; OR
        -----
     B.   X    An officer of the corporation so authorized by the board of
        -----  directors; OR

     C. The members of the corporation in whom management of the ----- corporation is vested pursuant to article 2.14C of the Texas Non-
               Profit Corporation Act.


                              /s/ Grant W. Henderson
                              ----------------------------------------
                                         An Authorized Officer
                              Grant W. Henderson - Vice President

     Please submit this form in duplicate with the appropriate filing fee.
                             ------------